Exhibit 21
SUBSIDIARIES OF OXFORD INDUSTRIES, INC.
The following table lists each subsidiary of Oxford Industries, Inc. indented under the name of its immediate parent, the percentage of each subsidiary’s voting securities beneficially owned by its immediate parent and the jurisdiction under the laws of which each subsidiary was organized:

Name	% of Voting Securities	Jurisdiction of Incorporation or Organization
Oxford Industries, Inc.
Camisas Bahia Kino S.A. de C.V.	100	Mexico
Industrias Lanier de Honduras S. de R.L.	50(1)	Honduras
Jack Rogers USA, LLC	100	Georgia
JW Holdings, LLC	100	Delaware
Manufacturera de Sonora, S.A. de CV	99(2)	Mexico
Oxford Caribbean, Inc.	100	Delaware
Oxford de Colon, S.A.	100	Costa Rica
Oxford Garment, Inc.	100	Delaware
Oxford International, Inc.	100	Georgia
Oxford REH, LLC	100	Georgia
Oxford of South Carolina, Inc.	100	South Carolina
Oxford Products (International) Limited	99.99(3)	Hong Kong
Servicios de Manufactura de Mérida, S. de R.L. de C.V.	99.9(4)	Mexico
Sugartown Worldwide LLC	100	Delaware
The Beaufort Bonnet Company, LLC	100	Kentucky
Tommy Bahama Group, Inc.	100	Delaware
Tommy Bahama New Zealand Limited	100	New Zealand
Viewpoint Marketing, Inc.	100	Florida
JW Holdings, LLC
Johnny Was, LLC	100	Delaware
Oxford Caribbean, Inc.
Q.R. Fashions S. de R.L.	100	Honduras
Oxford Products (International) Limited
Industrias Oxford de Merida, S.A. de CV	99(5)	Mexico
Oxford Philippines, Inc.	96.25(6)	Philippines
Tommy Bahama Global Sourcing Limited	100	Hong Kong
Oxford of South Carolina, Inc.
S/T Group Holdings, LLC	100	Delaware
S/T Group Holdings, LLC
Southern Tide, LLC	100	South Carolina
Tommy Bahama Beverages, LLC
Tommy Bahama Texas Beverages, LLC	100	Texas
Tommy Bahama Global Sourcing Limited
Tommy Bahama Australia Pty Ltd	100	Australia
Tommy Bahama Canada ULC	100	Canada
Tommy Bahama K. K.	100	Japan
Tommy Bahama Limited	100	Hong Kong
Tommy Bahama Trading (Shenzhen) Co., Ltd.	100	China
Tommy Bahama Group, Inc.
Tommy Bahama R&R Holdings, Inc.	100	Delaware
Tommy Bahama R&R Holdings, Inc.
Tommy Bahama Beverages, LLC	100	Delaware
(1)    50% of the voting securities of Industrias Lanier de Honduras S. de R.L. is owned by Oxford Caribbean, Inc.
(2)    1% of the voting securities of Manufacturera de Sonora, S.A. de CV is owned by Oxford International, Inc.
(3)    One share of the voting securities of Oxford Products (International) Limited is owned by Oxford International, Inc. Oxford Products (International) Limited has 150,000 shares issued and outstanding.

(4)    0.1% of the voting securities of Servicios de Manufactura de Mérida, S. de R.L. de C.V. is owned by Oxford International, Inc.
(5)    1% of the voting securities of Industrias Oxford de Merida, S.A. de CV is owned by Oxford Industries, Inc.
(6)    3.74% of the voting securities of Oxford Phillipines, Inc. is owned by Oxford Industries, Inc. Nominal ownership interests of certain of the voting securities of Oxford Phillippines, Inc. are owned by various individuals.